CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.37

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

Execution Version

CHANGE ORDER NO. 04

UNDER THE AMENDED AND RESTATED PURCHASE ORDER CONTRACT

FOR THE SALE OF LIQUEFACTION TRAIN SYSTEM

April 7, 2023

Reference is made to the Amended and Restated Purchase Order Contract for the Sale of Liquefaction Train System, dated as of January 19, 2022 (as amended, the “Agreement”), by and between Venture Global Plaquemines LNG, LLC, a Delaware limited liability company (“Buyer”) and Baker Hughes Energy Services LLC, a Delaware limited liability company (“Seller”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Except to the extent as may be specifically described in this Change Order, the changes set forth herein do not relieve Seller of any of its responsibilities described in the Agreement.

Once this Change Order is executed by both Parties, and except to the extent set forth herein, this Change Order will constitute a full and final settlement and accord and satisfaction of all effects of the change(s) described herein, and shall be deemed to compensate Seller fully for all such effects.

Buyer and Seller agree to the following changes to the Agreement:

EARLY DELIVERY BONUS

1.	The following defined terms shall be inserted in Clause 1.1 of Appendix A to the Agreement in alphabetical order:

““Bonus Date” has the meaning given to it in Clause 6.7.

“Bonus Degradation Factor” has the meaning given to it in Clause 6.7.

“E-House” means the building in common between two (2) Liquefaction Trains containing the necessary electrical and control panels to operate the system.” “Super Bonus Date” has the meaning given to it in Clause 6.7.

“Super Bonus Degradation Factor” has the meaning given to it in Clause 6.7.”

2.	Appendix A to the Agreement is hereby amended by deleting Clause 6.7 in its entirety and inserting the following in its place:

“6.7 Delivery Bonus

If Seller delivers a Liquefaction Train to Buyer at the Delivery Point, and its associated E-House is ready for shipment at the fabrication site located in [***], in each case on or before the applicable bonus date set forth in Annex C-1 of Appendix C (Scope of Supply & Project Schedule) (each, a “Bonus Date”) for such Liquefaction Train and associated E-House, then Buyer

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Execution Version

shall pay to Seller the applicable bonus amount set forth in Annex C-1 of Appendix C (Scope of Supply & Project Schedule) for such Liquefaction Train and associated E-House. If Seller delivers a Liquefaction Train, and its associated E-House is ready for shipment at Seller’s Subcontractor fabrication site located in [***], before the applicable Delivery Date but after the applicable Bonus Date, the amount payable to Seller in respect of such Liquefaction Train and associated E-House shall be reduced by an amount equal to the applicable bonus degradation factor set forth Annex C-1 of Appendix C (Scope of Supply & Project Schedule) (in each case, the “Bonus Degradation Factor”) multiplied by the number of days from the Bonus Date to the average of the actual date of delivery of such Liquefaction Train to the Delivery Point and the actual date of readiness for shipment of such associated E-House at Seller’s Subcontractor fabrication site located in [***]. Each of such bonus amounts shall upon payment by Buyer be treated as an increase to the Contract Price for the purposes of the Agreement.

In addition to any bonus due pursuant to the preceding paragraph, if Seller delivers a Liquefaction Train to Buyer at the Delivery Point, and its associated E-House is ready for shipment at Seller’s Subcontractor fabrication site located in [***], in each case on or before the applicable super bonus date set forth in Annex C-1 of Appendix C (Scope of Supply & Project Schedule) (each, a “Super Bonus Date”) for such Liquefaction Train and associated E-House, then Buyer shall pay to Seller the applicable super bonus amount set forth in Annex C-1 of Appendix C (Scope of Supply

& Project Schedule) for such Liquefaction Train and associated E-House. If Seller delivers a Liquefaction Train, and its associated E-House is ready for shipment at Seller’s Subcontractor fabrication site located in [***], before the applicable Delivery Date but after the applicable Super Bonus Date, the amount payable to Seller in respect of such Liquefaction Train and associated E-House shall be reduced by an amount equal to the applicable super bonus degradation factor set forth Annex C-1 of Appendix C (Scope of Supply & Project Schedule) (in each case, the “Super Bonus Degradation Factor”) multiplied by the number of days from the Super Bonus Date to the later of the actual date of delivery of such Liquefaction Train to the Delivery Point or the actual date of readiness for shipment of the E-House at Seller’s Subcontractor fabrication site located in [***]. Each of such super bonus amounts shall upon payment by Buyer be treated as an increase to the Contract Price for the purposes of the Agreement.

If any of the Liquefaction Trains or associated E-Houses is not delivered to the Delivery Point in its entirety on or before the applicable Delivery Date, then no bonus amount shall be earned or due.

For the purposes of this Clause 6.7 only, Seller shall be deemed to have delivered any Liquefaction Train, or have its associated E-House ready for shipment, as described in this Clause 6.7, on or before the Bonus Date and/or the Super Bonus Date, as applicable, notwithstanding that certain minor items forming a part of such Liquefaction Train or associated E-House have not been delivered to Buyer at the Delivery Point by such Bonus Date or Super Bonus Date; provided that (i) the Lender’s Engineer has confirmed to Buyer in writing (upon Buyer’s request) that the absence of such minor items would not reasonably be expected to adversely impact the project schedule for testing, commissioning, safety or operability of such Liquefaction Train or E-House and (ii) all such minor items are delivered to Buyer at the Delivery Point not later than the relevant Delivery Date for such Liquefaction Train or E-House in the Project Schedule or such other date as mutually agreed by the Parties in writing.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Execution Version

Amounts earned by Seller pursuant to this Clause 6.7 shall be due and payable by Buyer to Seller upon completion of delivery by Seller of the Liquefaction Train System and all Components (as such term is defined in the PIS Purchase Order) of the power island system in accordance with the PIS Purchase Order and the finalization of a Change Order within [***] days thereof.”

PROJECT SCHEDULE

Attached as Exhibit A to this Change Order is a revised version of Annex C-1 (Project Schedule) of Appendix C (Scope of Supply & Project Schedule), which supersedes and replaces the existing Annex C-1 (Project Schedule) in its entirety.

CONTRACT PRICE

This Change Order has no impact on the Contract Price.

All other terms and conditions of the Agreement remain unchanged and in effect unless specifically modified herein.

Seller waives any and all rights to claim any payment or any relief for time for the performance of its obligations for the performance of the scope of the changes that are set forth under this Change Order. This Change Order constitutes compensation in full for Seller for all costs and expenses directly or indirectly attributable to the changes set forth herein, for all delays related thereto, and for performance of the changes within the time stated. Notwithstanding, such adjusted Contract Price does not include any Buyer Taxes which will be added to such Contract Price in accordance with and subject to the terms of the Agreement.

All other terms and conditions of the Agreement remain in effect unless specifically modified herein.

[Signature Page Follows.]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Agreed pursuant to the Agreement by:

Baker Hughes Energy Services LLC		Venture Global Plaquemines LNG, LLC

By:	/s/ Marco Caccavale	By:	/s/ Keith Larson
Name:	Marco Caccavale	Name:	Keith Larson
Title:	President	Title:	Secretary

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Execution Version

Exhibit A

Annex C-1

LTS Project Schedule

[Omitted]